                                                                  EXHIBIT 10.48

                              ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of December 31, 1998, between NETWORK COMPUTING DEVICES, INC., a Delaware corporation ("Buyer") and TEKTRONIX, INC., an Oregon corporation ("Seller"). Seller desires to sell and Buyer desires to buy the assets of Seller's Network Displays Business division ("NWD" or the "Business").

     NOW, THEREFORE, Buyer and Seller hereby agree as follows:

                                     ARTICLE 1
                  TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

     1.1. AGREEMENT TO SELL. Upon the terms and subject to all of the conditions contained herein, Seller hereby agrees to sell, assign, transfer and deliver to Buyer on the Closing Date (as defined in Article 3), and Buyer hereby agrees to purchase from Seller on the Closing Date, the "Assets" (as defined in Section 1.2).

     1.2. DESCRIPTION OF ASSETS. For purposes of this Agreement, the term "Assets" shall mean all equipment, inventories, pre-paid licenses, fixed assets, contractual rights, intellectual property rights (as described below), and other assets of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned or held by Seller and used in or necessary to the conduct or operation of the Business, as identified below:

          1.2.1 all personal property, office computers, machinery, office equipment and other equipment, furniture, fixtures, fixed assets and other tangible property used in connection with the Business set forth on
SCHEDULE 1.2.1, less items disposed of in the ordinary course of business between November 30, 1998 and the Closing Date and plus any replacements or additions acquired in the ordinary course between November 30, 1998 and the Closing Date;

          1.2.2 all inventories (including spare parts) acquired, manufactured or produced in the ordinary course of the Business as listed on
SCHEDULE 1.2.2 (the "Inventory"), less items disposed of in the ordinary course of business between November 30, 1998 and the Closing Date and plus any replacements or additions acquired in the ordinary course between November 30, 1998 and the Closing Date;

          1.2.3       those licenses, contracts and agreements listed on
SCHEDULE 1.2.3 hereto (collectively, the "Contracts"), plus any purchase orders related exclusively to the Business and entered into between December 17, 1998 and the Closing Date in the ordinary course of business;

          1.2.4 the prepaid royalties associated with certain contracts set forth on SCHEDULE 1.2.4;

          1.2.5 all product designs, patents, patent applications, software, trademarks, trademark applications, service marks, service mark applications, trade and other marks and names (either registered, common law or registration applied for), copyrights, copyright applications, mask works, inventions, trade secrets, proprietary information, know-how, processes, manufacturing or marketing procedures, recipes, formulae, drawings, schematics and patterns, and all documentation and other media relating to the foregoing (collectively, "Intellectual Property") owned by Seller or with respect to which Seller has a license, interest or other right to use (all such Intellectual Property, collectively, the "Seller Intellectual Property") and which is used by Seller solely in connection with the Business. The Seller Intellectual Property includes, without limitation, the Intellectual Property listed on SCHEDULE 1.2.5, but excludes the Intellectual Property listed as "Excluded Intellectual Property" on such Schedule. Without limitation of the foregoing, the Assets shall be deemed to further include any drawings, documentation, schematics, manuals or other materials, whether in written or magnetic form that describe, disclose or otherwise set forth any of the Seller Intellectual Property; and

          1.2.6 all goodwill associated with the Business and the name "Network Displays."

     1.3. EXCLUDED ASSETS. All accounts receivable of the Business outstanding prior to the Closing Date and Seller's current Spotlight product and all Intellectual Property associated with the Spotlight product and not with any other products designed, developed, manufactured or marketed by NWD and any other rights or assets of Seller not included in the definition of Assets are excluded from the definition of Assets for purposes of Section 1.2 and will not be purchased by Buyer (the "Excluded Assets").

     1.4. ASSUMPTION OF LIABILITIES AND OBLIGATIONS. In connection with the purchase and sale of the Assets pursuant to this Agreement, Buyer shall assume only the following liabilities and obligations of Seller (the "Assumed Liabilities"):

          1.4.1 all liabilities and obligations of Seller incurred in connection with the Business which relate to the purchase and other commitments listed on SCHEDULE 1.4.1;

          1.4.2 obligations of Seller under the service and support agreements (the "Support Agreements") listed on SCHEDULE 1.4.2;

          1.4.3 obligations of Seller arising under warranties with respect to products sold prior to the Closing Date listed in SCHEDULE 1.4.3; and

          1.4.4 all liabilities and obligations of Seller under the Contracts.

     Except for the Assumed Liabilities, no other liabilities or obligations of any nature, whether known or unknown, foreseen or unforeseen, fixed or contingent, liquidated or unliquidated, accrued or unaccrued, shall be assigned to or assumed by Buyer in connection with the purchase and sale of the Assets hereunder, and such liabilities and obligations shall remain the responsibility of Seller. All such liabilities and obligations of Seller are hereinafter referred to as the "Excluded Liabilities." The Excluded Liabilities shall include, without limitation, all accounts payable arising or outstanding prior to the Closing Date, all indebtedness secured by any of the Assets, any and all liabilities based upon or arising from product liability or warranty claims (other than those listed in Schedule 1.4.3) relating to products sold prior to the Closing Date and any liabilities based upon or arising from a breach of any of the commitments listed on Schedule 1.4.1, the Support Agreements, or the Contracts prior to the Closing.

                                     ARTICLE 2
                                   PURCHASE PRICE

     2.1. PURCHASE PRICE. As full consideration for the sale, assignment, transfer and delivery of the Assets by Seller to Buyer and upon the terms and subject to all of the conditions contained herein (and the performance by each of the parties hereto of their respective obligations hereunder), the purchase price shall consist of the following (the "Purchase Price"):

          2.1.1 Cash in the amount of $3.5 million, subject to adjustment as provided in Section 2.4 (the "Closing Purchase Price") in connection with (1) employees who are not offered employment and (2) changes in the net book value of the Assets described in Section 1.2.1 and 1.2.2 between November 30 (the date of Schedules 1.2.1 and 1.2.2) and the Closing Date in the ordinary course of business; and

          2.1.2 A warrant (the "Warrant") evidencing Seller's right to acquire, within five (5) years after the Closing Date, one million (1,000,000) shares of common stock of the Buyer at an exercise price equal to $8.00 per share pursuant to the terms and conditions set forth in the Warrant, a copy of which is attached hereto as Exhibit A.

     2.2. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as set forth below:

          2.2.1 PAYMENT AT CLOSING. On the Closing Date, Buyer shall pay Seller the Closing Purchase Price in cash by check or wire transfer in immediately available funds to the account designated by Seller and provided to Buyer.

          2.2.2 DELIVERY OF WARRANT. On the Closing Date, Buyer shall execute and deliver the Warrant to Seller.

     2.3. PURCHASE PRICE ALLOCATION. Prior to, or promptly following the Closing, the parties shall mutually agree on a purchase price allocation. The parties agree that any government filings made by them will be in a manner consistent with such agreed upon allocation.

     2.4. PURCHASE PRICE ADJUSTMENTS. The Closing Purchase Price shall be subject to adjustment as follows:

          2.4.1 In the event more than fifteen (15) employees of the Business as of the Closing Date (as identified by Seller in a written instrument delivered to Buyer at least ten (10) business days prior to the Closing Date) are not offered employment by Buyer in accordance with Section 7.3, the Closing Purchase Price shall be increased by an amount calculated by multiplying (a) the difference between (x) the aggregate number of such employees not offered employment by Buyer and (y) fifteen (15), by (b) the average amount payable to all such employees not offered employment by Buyer pursuant to Seller's severance pay plan upon their termination of employment with Seller (such severance amounts for all employees of the Business shall be set forth in a written instrument delivered to Buyer at least ten (10) business days prior to the Closing Date). In the event that Seller does not, within ninety (90) days after the Closing Date, terminate the employment of any of the employees of the Business not offered employment by Buyer, then (i) the amount calculated pursuant to the preceding sentence shall be recalculated as if all such employees not terminated by Seller within the foregoing period had been offered employment by Buyer, and
(ii) Seller will promptly pay to Buyer an amount equal to the difference between the initial calculation pursuant to this Section 2.4.1 and such recalculation. Promptly following the end of the ninety (90) day period following the Closing Date, Seller will notify Buyer in writing if it has not terminated, within such period, the employment of any of the employees of the Business not offered employment by Buyer, setting forth the identity of each such employee.

          2.4.2 The Closing Purchase Price shall be reduced or increased, as applicable, on a dollar for dollar basis to reflect (i) the net book value of any property listed on Schedule 1.2.1 which is acquired or disposed of by Seller prior to the Closing Date, and (ii) the net book value of any Inventory which is disposed of or acquired by seller prior to the Closing Date (the "Adjustment Amount"). As soon as practicable following the Closing Date, Seller will prepare a revised Schedule 1.2.1 and 1.2.2 reflecting the assets described in Sections 1.2.1 and 1.2.2 as of the Closing Date and Seller's net book value for such assets. Buyer and Seller shall use their best efforts to determine the Adjustment Amount, if any, as soon as practicable following the Closing Date, and in any event no later than January 31, 1999. If Buyer and Seller are unable to agree on the amount, if any, of the foregoing reduction or increase, the matters in dispute shall be resolved by arbitration as provided in Section 12.7 hereof. Resolution of such disputes by agreement of Buyer and Seller or by arbitration shall be final, conclusive and binding on the parties. Promptly following the final determination of the Adjustment Amount, if any, Seller shall pay Buyer, or Buyer shall pay to Seller, such amount, as applicable.

     2.5. NONCOMPETE. In connection with the purchase of the Assets, Seller and Buyer shall enter into a Non-Competition Agreement in the form of EXHIBIT C attached hereto.

     2.6. TAXES AND CLOSING COSTS. All sales and transfer taxes imposed by any governmental entity or agency on the transfer of the Assets and the Assumed Liabilities hereunder shall be shared equally by Buyer and Seller. Seller shall be responsible for any of Seller's business, occupation, withholding, income or other taxes whatsoever, or any taxes of any kind concerning the Assets or the Assumed Liabilities that are related to any period prior to the Closing Date. Except as provided above, each party shall bear their own costs in connection with the transactions contemplated hereby.

     2.7. PRORATIONS. Rents, taxes, and other operating expenses associated with the Assets shall be prorated between Buyer and Seller as of the Closing Date. Seller shall be responsible for any of Seller's rents, taxes, and other operating expenses of any kind concerning the Business or the Assets that are related to any period before the Closing Date.

                                     ARTICLE 3
                                      CLOSING

     3.1. CLOSING. The transactions contemplated by this Agreement shall be consummated (the "Closing") at such time and place as may be mutually agreed to by the parties hereto (the "Closing Date") upon the satisfaction of all conditions to the closing of the transactions contemplated hereby as set forth in Article 8, excluding such conditions whose satisfaction is waived in whole or in part by the party entitled to the benefit of such condition. In no event shall the Closing occur later than December 31, 1998.

     3.2. DOCUMENTS DELIVERED BY SELLER AT CLOSING. Seller shall cause good and marketable title to all of the Assets to be transferred to Buyer at the Closing, free and clear of all liens, encumbrances, charges, security interests, claims, restrictions or rights in others (collectively, "Liens"). Without limiting the foregoing and except as otherwise set forth herein, Seller shall take or cause to be taken any and all actions necessary or otherwise reasonably required by Buyer to ensure that at the Closing Buyer acquires possession of and good and marketable title to all of the Assets, free and clear of all Liens. At the Closing, Seller shall deliver to Buyer the following documents (collectively, the "Seller Closing Documents"), executed by Seller, where applicable, and in form satisfactory to Buyer:

                 (a) a Bill of Sale in substantially the form of EXHIBIT D attached hereto;

                 (b) certified resolutions of the Board of Directors of Seller approving the sale of the Assets to Buyer in accordance with the terms of this Agreement;

                 (c) UCC-2 Termination Statements terminating Financing Statements executed by each creditor who has filed UCC-1's covering any of the Assets to be filed with the applicable governmental agency and releases of liens or other evidence acceptable to Buyer terminating all liens or encumbrances on the Assets;

                 (d)   Space Sharing Agreement in substantially the form of
Exhibit I attached hereto with regard to the sales and support offices listed on
Schedule 6.11;

                 (e) the Assignment and Assumption Agreement in substantially the form of EXHIBIT E attached hereto;

                 (f) the Non-Competition Agreement described in Section 2.5 hereof;

                 (g) the Registration Rights Agreements in substantially the form of EXHIBIT F attached hereto;

                 (h) the Supply Agreement in substantially the form of EXHIBIT G attached hereto;

                 (i) the License Agreement in substantially the form of EXHIBIT H attached hereto (the "License Agreement");

                 (j) evidence that all federal, state and local tax liens and creditor claims related to the Assets and the Business, if any, have been paid in full;

                 (k) the Services Agreement in substantially the form of EXHIBIT B attached hereto;

                 (l) a certificate executed by an authorized officer of Seller to the effect that the conditions set forth in Section 8.1(b) have been satisfied;

                 (m) all third-party consents (including, without limitation, from parties to the Contracts and governmental authorities necessary for the consummation of the transactions contemplated hereby);

                 (n) any updates to the Seller Disclosure Schedule (as defined in Article 4), as contemplated by Section 6.9 below; and

                  (o) any other documents reasonably required by Buyer to transfer the Assets and the Assumed Liabilities in accordance with the terms of this Agreement.

     3.3. DOCUMENTS DELIVERED BY BUYER AT CLOSING. At the Closing, Buyer shall deliver to Seller the following executed documents or consideration ("Buyer Closing Documents"):

                 (a)   the Closing Purchase Price;

                 (b)   the Warrant;

                 (c) the Services Agreement in substantially the form of EXHIBIT B attached hereto;

                 (d) the Assignment and Assumption Agreement in substantially the form of EXHIBIT E attached hereto;

                 (e) the Registration Rights Agreement in substantially the form of EXHIBIT F attached hereto;

                 (f) the Supply Agreement in substantially the form of EXHIBIT G attached hereto;

                 (g) the License Agreement in substantially the form of EXHIBIT H attached hereto;

                 (h) resolutions of the Board of Directors of Buyer authorizing the consummation of the transactions contemplated hereby, certified by the Secretary of Buyer;

                 (i)   the Space Sharing Agreement in substantially the form of
Exhibit I;

                 (j) a certificate executed by an officer of Buyer to the effect that the conditions set forth in Section 8.2(b) have been satisfied; and

                 (k) any other documents reasonably required to transfer the Assets and the Assumed Liabilities in accordance with the terms of this Agreement.


                                     ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer that the following facts and circumstances are true and correct as of the date of this Agreement, except as set forth on the schedule of exceptions attached hereto as Schedule 4 (the "Seller Disclosure Schedule"):

     4.1. AUTHORITY AND CONSENTS. Seller has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by Seller pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents. The execution and performance of this Agreement and the other documents to be executed by Seller pursuant to the terms hereof will not result in a violation of Seller's Certificate of Incorporation or Bylaws. This Agreement and the other documents to be executed by Seller pursuant to the terms hereof and their execution and delivery to Buyer have been duly authorized by the Board of Directors of Seller and no further corporate action shall be necessary on the part of Seller or its shareholders to make this Agreement and the other documents to be executed by Seller pursuant to the terms hereof and the transactions contemplated by the Agreement and such other documents valid and binding upon Seller. This Agreement and the other documents to be executed by Seller pursuant to the terms hereof do and will constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject as to enforcement only: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; (b) to general principles of equity; and (c) to the extent indemnification provisions in the Registration Rights Agreement may be limited by federal or state securities laws.

     4.2. DUE ORGANIZATION. Seller (a) is a corporation duly organized and validly existing as a corporation under the laws of the State of Oregon; and
(b) has all requisite corporate power and authority to own or lease and to operate its properties and carry on the Business, as now being conducted.

     4.3. TITLE TO ASSETS. Seller (or a subsidiary of Seller) has good and marketable title to all of the Assets and all the Assets are free and clear of all Liens.

     4.4. PROPERTIES AND ASSETS. The Business has, at all times, been owned and operated by Seller. The tangible Assets are in good working order and in a state of reasonable maintenance and repair, ordinary wear and tear excepted. Except for general economic conditions or trends affecting the industry in which the Business operates, to Seller's knowledge, there are no pending developments affecting or threatening Seller or the Business which materially interfere with a continuation of the operation of the Business.

     4.5. INVENTORY. All of the Inventory is in good and merchantable condition and salable or useable in the ordinary course of business.
SCHEDULE 1.2.2 sets forth a true, correct and complete list of the Inventory, including all locations where the Inventory is stored or maintained and the agreed dollar value of Inventory at each such location.

     4.6. CONTRACTS. SCHEDULE 1.2.3 constitutes a true, correct and complete list of all Contracts. Each Contract is valid and enforceable in accordance with its respective terms, Seller is not in default in the performance of any of its obligations thereunder, no event of default has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute such a default thereunder and, to Seller's knowledge, all other parties thereto are not in default thereunder and have no counterclaims, offsets and defenses with respect thereto. There are no claims against Seller to return products of the Business by reason of alleged overshipments, defective products or otherwise, or of products in the hands of customers or distributors under an understanding that such products would be returnable. SCHEDULE 1.2.4 constitutes a true, correct and complete list of all prepaid royalties associated with certain contracts.

     4.7. EXISTING EMPLOYMENT CONTRACTS. Except for those obligations which Seller has agreed to undertake and be fully responsible for pursuant to
Article 6 herein, there are no employment contracts, collective bargaining agreements, or pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Seller is a party by which it is bound to the Employees.

     4.8. COMPLIANCE WITH LAWS. Seller has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting the properties related to, or the operations of, the Business.

     4.9. LITIGATION. There is no suit, action, arbitration, mediation or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Seller, threatened, against or affecting the Business or any of the Assets. Seller is not subject to any order, writ, injunction, judgment, law, regulation or decree of any federal, state, local, or foreign court, department, agency, instrumentality or other governmental body relating to the Business or any of the Assets which could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of any of the Assets or the Business or which could reasonably be expected to prevent the transactions contemplated by this Agreement. Except as set forth on
Schedule 4 and in relation to the Business or Assets, to Seller's knowledge there are no assertions against Seller or the Business of any claim or liability, material to the Business or Assets, of any nature other than those incurred in the ordinary course of business of the Business or contemplated by this Agreement or the other documents contemplated hereby.

     4.10. AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the execution nor delivery of this Agreement or the other documents contemplated hereby by the Seller nor compliance by Seller with the terms and provisions of this Agreement or the other documents contemplated hereby will (a) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which Seller is subject or of any Contract or any agreement, contract, or commitment to which Seller is a party or by which it is bound and no approvals or consents of any persons are necessary in connection herewith, or (b) give any Person the right to terminate or modify any Contract, or accelerate any obligation or indebtedness of Seller with regard to the Business thereunder.

     4.11. BROKERS AND FINDERS. Except for certain arrangements with Lehman Brothers for which Seller is solely responsible, Seller represents and warrants that it has not retained a finder, investment banker or broker in connection with the transactions contemplated by this Agreement.

     4.12. NO UNDISCLOSED LIABILITIES. Seller represents that, except with respect to intellectual property matters, which are addressed in Section 4.15, the Business has no liabilities or obligations of any nature except (i) liabilities that are expressly being assumed by Buyer hereunder, and (ii) liabilities and obligations that are being retained by Seller and that Seller will pay and/or satisfy, as applicable, as they become due.

     4.13. CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. No consent, approval or authorization of, or declaration, filing, notice or registration with, any governmental agency, regulatory authority or other governmental person or governmental entity is required in connection with the execution, delivery and performance of this Agreement or any of the other documents contemplated hereby by Seller or the consummation of the transactions contemplated herein and therein.

     4.14. SUBSEQUENT EVENTS. Since November 30, 1998, there have been no material changes in the condition, financial or otherwise, of any of the Assets or any of the liabilities, prospects or operations of the Business, other than changes in the ordinary course of business which in the aggregate have not been materially adverse to the business, finances or operations of Seller. Except as set forth on Schedule 4, neither Seller nor the Business has, in connection with the Business or the Assets, since November 30, 1998:

          4.14.1 Incurred any material uninsured obligation or liability (absolute, accrued, contingent or otherwise), other than in the ordinary course of business.

          4.14.2 Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation, claim or liability other than liabilities incurred in the ordinary course of business and consistent with past practice, or trade payables incurred in the ordinary course of business and consistent with past practice.

          4.14.3 Mortgaged, pledged or subjected any of the Assets to any Lien.

          4.14.4 Sold or transferred any of the Assets other than in the ordinary course of business.

          4.14.5 Except for this Agreement and the other documents contemplated hereby, entered into any material transaction other than in the ordinary course of business.

          4.14.6 Experienced damage, destruction or loss materially and adversely affecting the Assets or Business or experienced any other material adverse change in its financial condition, assets, liabilities or business affecting the Assets or Business.

          4.14.7 Altered the nature of the Business as carried on or made any material change in the products and services it supplies.

          4.14.8 Licensed or disposed of or permitted to lapse any rights to the use of any Seller Intellectual Property other than the grant of licenses in the ordinary course of business.

          4.14.9 Made any change in the accounting policies or practices of Seller relating to the Business.

          4.14.10 Entered into any other transaction, other than in the ordinary course of business.

          4.14.11 Agreed, whether in writing or otherwise, to do any of the foregoing.

     4.15. INTELLECTUAL PROPERTY.

          4.15.1 The intellectual property transferred or licensed to Buyer pursuant to this Agreement or the License Agreement is owned by Seller or is used by Seller pursuant to a valid license that will at the Closing be validly assigned to Buyer, is not subject to any dispute and Seller has the right to transfer or license such intellectual property to Buyer as contemplated by this Agreement or the License Agreement.

          4.15.2 To Seller's knowledge, after reasonable due diligence and inquiry, the conduct of the Business does not infringe any patent, patent right, copyright, trademark or trade name, registered or unregistered, or any other intellectual property right of any third party and no claim is pending or has been made or threatened to such effect.

          4.15.3 To Seller's knowledge, after reasonable due diligence and inquiry, there is no prior art that is more relevant than that considered in the prosecution of those patents being transferred or licensed to Buyer pursuant to this Agreement or the License Agreement.

          4.15.4 To Seller's knowledge, after reasonable due diligence and inquiry, the intellectual property being transferred or licensed to Buyer pursuant to this Agreement or the License Agreement does not infringe any patent, patent right, copyright, trademark or trade name, registered or unregistered, or any other intellectual property right of any third party and no claim is pending or has been made or threatened to such effect.

          4.15.5 To Seller's knowledge, after reasonable due diligence and inquiry, the patents being transferred or licensed by Seller to Buyer hereunder or under the License Agreement are valid, subsisting and enforceable, have not been declared invalid or unenforceable, in whole or in part (and no proceedings in this regard are currently pending or threatened), and all maintenance and similar fees in respect thereof have been timely paid in full.

          4.15.6 To the best knowledge of Seller, after reasonable due diligence and inquiry, no employee of Seller has disclosed without authorization or otherwise misused or is infringing or misappropriating any of the Intellectual Property used in connection with the Business.

          4.15.7 Seller owns and has good and marketable title to, or a license to use, each item of Seller Intellectual Property listed on SCHEDULE
1.2.5 OR THE INTELLECTUAL PROPERTY LICENSED UNDER THE LICENSE AGREEMENT, free and clear of any Liens. Seller owns, or has the binding and enforceable right to use or operate under, all Seller Intellectual Property not listed on
SCHEDULE 1.2.5 or the intellectual property licensed under the License Agreement free and clear of any Liens (other than solely as provided in any licenses relating to such Seller Intellectual Property). No Seller Intellectual Property or product and/or technology of Seller or any intellectual property licensed under the License Agreement is subject to any outstanding decree, order, judgment, stipulation, license or agreement restricting in any material manner the use or licensing thereof by Seller.

          4.15.8 Seller has not received notice from any person or entity that the operation of the Business, including its design, development, manufacture and sale of its products and/or technology (including with respect to products and/or technology currently under development) and provision of services, infringes the Intellectual Property of any Person or entity.

          4.15.9 Except as provided in Schedule 4.15.9, the Seller Intellectual Property (together with the intellectual property rights licensed by Seller to Buyer pursuant to the License Agreement) includes all Intellectual Property that is material to the continued operation of the Business, taken as a whole, and which is necessary to operate the Business to substantially the same extent and in substantially the same manner as currently conducted.

     4.16. PERSONNEL. Schedule 4 lists the names, current salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all the Employees (as defined in Section 7.3). Seller is not in default with respect to any of the obligations so listed. Seller has delivered to Buyer true, complete and correct copies of all such written
obligations and complete summaries of all such oral obligations.   There is
no pending or, to Seller's knowledge, threatened labor dispute, strike or
work stoppage affecting the Business.   Schedule 4 also lists the amount
payable to employees of Seller under other fringe benefit plans.

     4.17. FULL DISCLOSURE. No representation, warranty, covenant or agreement by the Seller in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains any untrue statement of a material fact.

                                     ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that the following facts and circumstances are true and correct:

     5.1. AUTHORITY AND CONSENT. Buyer has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by Buyer pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents. This Agreement and the other documents to be executed by Buyer pursuant to the terms hereof and their execution and delivery to Seller have been duly authorized by the Board of Directors of Buyer, and no further corporate action shall be necessary on the part of Buyer or its shareholders to make this Agreement and the other documents to be executed by Buyer pursuant to the terms hereof and the transactions contemplated by the Agreement and such other documents valid and binding upon Buyer. This Agreement and the other documents to be executed by Buyer pursuant to the terms hereof do and will constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject as to enforcement only: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; (b) to general principles of equity; and (c) to the extent indemnification provisions in the Registration Rights Agreement may be limited by federal or state securities laws.

     5.2. LITIGATION. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the knowledge of Buyer, threatened against Buyer, which challenges this Agreement or the other documents contemplated hereby or affects the transactions contemplated hereunder or thereunder.

     5.3. AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the execution nor delivery of this Agreement by the Buyer, nor compliance by the Buyer with the terms and provisions of this Agreement will (a) conflict with or result in a breach of any of the terms, conditions or provisions of Buyer's Certificate of Incorporation or Bylaws, or (b) violate, or be in conflict with, or constitute a default under or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Buyer is a party or by which Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority.

     5.4. BROKERS AND FINDERS. Buyer represents and warrants it has not retained a finder, investment banker or broker in connection with the transactions contemplated by this Agreement.

     5.5. VALID ISSUANCE. The Warrant is a valid and binding obligation of Buyer enforceable against it in accordance with its terms subject, as to enforcement only, to: (a) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (b) general principles of equity.
The common stock to be issued by Buyer pursuant to the terms and conditions of the Warrant have been reserved for issuance and will be duly authorized, validly issued, fully-paid and nonassessable.

     5.6. BUYER SEC DOCUMENTS. Buyer's Annual Report on Form 10-K for the year ended December 31, 1997, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, complied as to form in all material respects with the requirements therefor under the Securities Exchange Act of 1934, as amended, and do not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     ARTICLE 6
                                 SELLER'S COVENANTS

     6.1. ACCESS TO PROPERTIES AND RECORDS. Throughout the period between the date of this Agreement and the Closing Date, Seller shall give to Buyer and Buyer's authorized representatives reasonable access, during business hours, to (a) all facilities and offices which support the operations of the Business, (b) any and all of the Assets, (c) all of the properties, books, records, contracts, and related financial and operating data concerning the Business or the Assets maintained and accumulated by its counsel, accountants and other representatives and to furnish such persons with all information, including copies of books, contracts, records and related financial and operating data which such persons may reasonably request. Without limiting the foregoing, Buyer shall be permitted to interview during regular business hours all employees of Seller involved in the Business.

     6.2. CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. Between the date of this Agreement and the Closing, and except as otherwise required by this
Agreement:

          6.2.1 The Business shall be operated in the ordinary course consistent with past practices and in a normal businesslike fashion (including, without limitation, its normal accounts receivable practice), and Seller shall take such actions as are in its business judgment reasonably necessary to facilitate a smooth transition of the operation of the Business from Seller to Buyer at the Closing. Seller shall use its best efforts to preserve and maintain the Business and Seller's goodwill, including relationships with employees, suppliers and customers. Seller shall maintain quantities of inventories in a manner consistent with prior practice and in a normal businesslike fashion. In addition, Seller shall maintain records and books of account for the Business consistent with past practices and in a normal businesslike fashion, and shall continue to carry all of the insurance for the Business consistent with past practice.

          6.2.2 Seller shall not take (or permit to be taken) any action with regard to the Business or the Assets which would cause any material change in any of the items and matters covered by the representations and warranties set forth in Article 4, including, without limitation:

                  (a) incurring or becoming subject to, or agreeing to incur or become subject to, any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with past practices;

                  (b) mortgaging, pledging or assuming any Lien, or agreeing to do so, in respect to any of the Assets;

                  (c) waiving or compromising any material rights or any material debt owed to Seller with respect to the Business;

                  (d) entering into any transactions, other than in the ordinary course of business consistent with past practices;

                  (e) increasing the rate of compensation payable or to become payable to any employees of the Business, except in the ordinary course of business;

                  (f) terminating or amending any Contract, unless terminated or amended in the ordinary course of business consistent with past practices;

                  (g) introducing any new method of accounting with respect to the Business or any of the Assets or liabilities of Seller in regard to the Business (assumed or not assumed) (including, without limitation, any change in depreciation or amortization policies or rates);

                  (h) making any capital expenditures or entering into commitments for capital expenditures exceeding, in the aggregate, One Hundred Thousand Dollars ($100,000); or

                  (i) alter its practice for creating or accounting for Inventory.

     6.3. ADVICE OF DEVELOPMENTS. Seller shall have continuing obligations after the date of this Agreement through the Closing Date to advise Buyer of all significant matters concerning the Business and the Assets.

     6.4.        ACQUISITION, MERGER OR SIMILAR NEGOTIATIONS WITH OTHER PARTIES.
From the date hereof until the earlier of the termination of this Agreement or consummation of transactions contemplated hereby, none of Seller or any of its officers, directors, employees, representatives, agents or affiliates shall directly or indirectly encourage, solicit, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning any merger, combination, consolidation, sale of assets (other than the sale of products in the ordinary course of business) or other similar transaction involving all or any portion of the Business or the Assets. Seller shall immediately notify Buyer of any contact by any third-party with respect to any of the matters described in this Section 6.4.

     6.5. SATISFACTION OF CONDITIONS. Seller shall take or cause to be taken all commercially reasonable actions within its power necessary to satisfy all conditions to Buyer's obligations to close and consummate the transactions contemplated by this Agreement.

     6.6. CONSENTS. On or prior to the Closing Date, Seller shall (a) notify all persons required to be notified pursuant to applicable law or any of the Contracts of the transactions contemplated hereunder, in the form and manner required thereunder, and (b) use commercially reasonable efforts to obtain the consent of all persons whose consent is required pursuant to applicable law or any of the Contracts in connection with the consummation of the transactions contemplated hereby, in the form and manner required thereunder.

     6.7. ERISA. Except as otherwise provided in Sections 2.4.1 or 7.3, Seller agrees to be responsible for and to undertake the termination of the participation of the employees in all of Seller's employee benefit plans or arrangements that are subject to the ERISA, and to assume all liabilities associated with such plans and their termination, if any.

     6.8. BUSINESS NAME. Upon the Closing, Seller shall cease using and doing business under the name "Network Displays," and any other names used exclusively in connection with the Business.

     6.9. NOTIFICATION OF CERTAIN MATTERS. Without limiting Section 6.3, Seller shall give prompt notice to Buyer of the occurrence or non-occurrence of any event which causes or is likely to cause any representation or warranty made by Seller herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that any such disclosure shall not in any way be deemed to (a) amend, modify or in any way affect the representations, warranties and covenants made by such party in or pursuant to this Agreement, or (b) alter or waive any rights of Buyer with respect to the breach thereof). Prior to the Closing Date, Seller shall update the Seller Disclosure Schedule as necessary to make the Seller Disclosure Schedule accurate and complete as of the Closing Date and promptly notify Buyer of any such modifications.

     6.10. CONTINUING OPERATION OF BUSINESS. Seller agrees to manufacture network display products solely for the benefit of Buyer in accordance with the Supply Agreement in the form attached hereto as Exhibit G.

     6.11. SPACE SHARING AGREEMENT. Seller agrees to enter into the Space Sharing Agreement with Buyer in substantially the form of EXHIBIT I attached hereto for any or all of the locations listed on Schedule 6.11 .

     6.12. LICENSE AGREEMENT. Seller agrees to grant to Buyer a non-exclusive, perpetual, irrevocable, royalty-free license to the Intellectual Property listed on Schedule 6.12 pursuant to a License Agreement substantially in the form of EXHIBIT H attached hereto (the "License Agreement").

     6.13 NON-COMPETITION AGREEMENT. Buyer and Seller shall enter into a non-competition agreement substantially in the form of EXHIBIT C attached hereto.

     6.14 RESPONSIBILITY FOR CERTAIN EMPLOYEES. The parties acknowledge that the employees of Seller listed on Schedule 6.14 will not become employees of Buyer following the Closing, and that Seller is responsible for either continuing the employment of such individuals or assuming the cost of severance under Seller's severance pay policies. Seller will indemnify Buyer for all costs and expenses (including reasonable attorneys' fees) incurred by Buyer as a result of any legal claim by any of the individuals listed on Schedule 6.14 that any such individual is entitled to employment by, or compensation or severance (or the equivalent) from) Buyer as a result of the transfer of the Assets to Buyer; provided that Buyer shall notify Seller as soon as Buyer becomes aware of any such claims or potential claims and gives Seller exclusive control of the conduct of such claims and provides Seller with all assistance reasonably necessary to defend or settle such claims, and provided that Buyer shall not take any action reasonably likely to interfere with such defense or settlement or increase the cost thereof. Seller shall not indemnify Buyer for costs associated with any such individual at the point that Buyer either agrees to employ such individual or is required to do so by a governmental entity of competent jurisdiction and Buyer does not immediately terminate such individual. The indemnity in this Section 6.14 is not subject to the limitations set forth in
Section 9.6.

                                     ARTICLE 7
                                 BUYER'S COVENANTS

     7.1. LICENSE OF SELLER INTELLECTUAL PROPERTY. Buyer agrees to grant a license to Seller to use the Seller Intellectual Property pursuant to the terms and conditions set forth in a License Agreement in substantially the form of Exhibit H; provided, however, that Seller shall not use any of such Seller Intellectual Property for any business or operations prohibited by the Non-Competition Agreement.

     7.2. EXISTING CUSTOMERS. Buyer will use commercially reasonable efforts to continue to meet the needs of existing customers of the Business as of the Closing Date with regard to product development, quality and support in accordance with good industry practices; provided, however, that in no event shall Buyer be liable to Seller or any other person or entity for any breach of this covenant.

     7.3. EMPLOYEES. Subject to Section 2.4, Buyer shall offer employment to employees of Seller associated with the Business (excluding those employees involved in the manufacturing of products for the Business) on terms reasonably comparable to those currently provided by Seller (the "Employees"). At least ten (10) business days prior to the Closing Date, Seller will provide to Buyer in writing a list of all of Seller's employees associated with the Business, which list shall include a description in reasonable detail of the current terms of their employment with Seller, including, without limitation, their severance pay entitlements under Seller's severance pay plan. If Buyer employs Employees, and terminates any such Employee without cause within twelve months of the Closing, then Buyer will provide severance benefits to each such terminated Employee at least equal to the amount that would have been provided under the terms of Seller's Severance Pay Plan.

     7.4. STOCK OPTIONS. It is Buyer's intent to allocate a pool of approximately five hundred thousand (500,000) shares of Buyer's common stock for stock options to be granted to key employees of the Business to retain and motivate them in accordance with Buyer's normal practices. To the extent Buyer's current stock option pool is insufficient for such purposes, Buyer shall, at its sole option, either (a) propose in its next annual proxy to increase the amount of shares available under its then existing stock option plan; or (b) implement a non-statutory stock option plan.

      7.5. SATISFACTION OF CONDITIONS. Buyer shall take or cause to be taken all commercially reasonable actions within its power necessary to satisfy all conditions to Seller's obligations to close and consummate the transactions contemplated by this Agreement.

     7.6. CONSENTS. Prior to the Closing, Buyer shall cooperate with Seller in Seller's efforts to obtain the consents of all persons whose consent is required pursuant to applicable law or any of the Contracts in connection with the consummation of the transactions contemplated hereby, provided that Buyer shall not be required to incur any costs or undertake any obligations in connection therewith, except as expressly contemplated hereby.

     7.7 RETURNED PRODUCTS. Buyer acknowledges that certain of Seller's customers have the right, pursuant to certain of the Contracts, to return products of the Business. To the extent saleable products are returned to Seller by such customers of the Business, Buyer agrees to use commercially reasonable efforts to market and sell such returned products. Buyer will pay to Seller an amount equal to 70 percent of the purchase price paid by a new customer for the product returned to Seller when it is sold to a new customer.

     7.8 COOPERATION IN COLLECTION OF RECEIVABLES. Buyer acknowledges that following the Closing Seller will continue to collect accounts receivable related to the Business and outstanding on or before the Closing Date. Buyer will use commercially reasonable efforts to cooperate with Seller in Seller's effort to collect overdue accounts receivable following the Closing.

     7.9 AUTOMOBILES. Following the Closing the parties intend for certain employees of the Business who become employees of Buyer to use the automobiles leased by Seller from a third party and listed on Schedule 7.9 (the "Leased Automobiles"). The parties acknowledge that the leases for the Leased Automobiles cannot be transferred to Buyer. Buyer, with the cooperation of Seller, will use commercially reasonable efforts to establish, as of the Closing Date, new leases pursuant to which it will assume all rights and responsibilities associated with the Leased Automobiles. If Buyer is unable to establish such new leases as of the Closing, Seller, to the extent permissible under its contractual obligations, will permit Buyer to use the Leased Automobiles until, at the latest, February 28, 1999; provided that Buyer reimburses Seller for all costs of any kind incurred by Seller in connection with the Leased Automobiles following the Closing.

     7.10 SELLER AS CUSTOMER. Following the Closing, the parties intend that Seller will remain a customer of the Business. For a period of one year, Buyer will provide products and product support to Seller at Buyer's cost for the selected option. Following the first anniversary of the Closing Date, Buyer will provide products and product support to Seller on terms that are no less favorable than terms provided by Buyer to any other customer purchasing similar products or support.

                                     ARTICLE 8
                               CONDITIONS TO CLOSING

     8.1.        CONDITIONS TO BUYER'S OBLIGATIONS AT THE CLOSING.   Buyer's
obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of the following conditions, each of which conditions may be waived in writing by Buyer:

                 (a) INSTRUMENTS. Seller shall have delivered all of the Seller Closing Documents at the Closing.

                 (b) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF COVENANTS. The representations and warranties of Seller contained in this Agreement shall be true in all material respects at the Closing as though made at such time. Seller shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                 (c)   EMPLOYMENT AND NON-COMPETITION AGREEMENTS.

                       (i) As more fully set forth in a side letter to this Agreement, Buyer and the requisite number of employees of the Business set forth therein to whom Buyer has made an offer of employment shall have entered into an employment agreement substantially in the form of EXHIBIT J attached hereto (the "Offer Letters").

                       (ii) Buyer and Seller shall have entered into the Non-Competition Agreement, in substantially the form of EXHIBIT C attached hereto.

                 (d) Buyer and Seller shall have entered into the Space Sharing Agreement, in substantially the form of EXHIBIT I attached hereto.

                 (e) NO MATERIAL CHANGES. There shall not have been any material adverse change in the Assets or the Business from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

                 (f) CONSENTS. All consents or approvals required for the consummation of the transactions contemplated hereby, including any required consents of the parties to any Contract, shall have been obtained.

                 (g) BOARD APPROVAL. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the Board of Directors of Seller.

                 (h) SELLER SCHEDULE. The updates to the Seller Disclosure Schedule, as delivered to Buyer at the Closing pursuant to Section 3.2 herein, shall be satisfactory to Buyer.

     8.2.        CONDITIONS TO SELLER'S OBLIGATIONS AT THE CLOSING.   Seller's
obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of the following conditions, each of which conditions may be waived in writing of Seller:

                 (a) INSTRUMENTS. Buyers shall have delivered all of the Buyer Closing Documents at the Closing.

                 (b) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF COVENANTS. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects at the Closing as though made at such time. Buyer shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                 (c) CONSENTS. All material consents or approvals required for the consummation of the transactions contemplated hereby shall have been obtained.


                                     ARTICLE 9
                    SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                  INDEMNIFICATION

     9.1. SURVIVAL. The representations and warranties of Seller contained in this Agreement or in any document, certificate or schedule or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date for a period of one (1) year after the Closing Date. The representations and warranties of Buyer contained in this Agreement or in any document, certificate or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date for a period of one (1) year after the Closing Date.

     9.2. SELLER'S INDEMNITY. Seller shall indemnify, defend, protect and hold harmless Buyer (and Buyer's officers, directors, shareholders, employees and agents) from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("Buyer's Damages"), which arise out of: (a) the breach of any representation or warranty made by Seller under this Agreement or any of the Seller Closing Documents; (b) the non-performance, partial or total, of any covenant made by Seller pursuant to this Agreement or any of the Seller Closing Documents; (c) any Excluded Liability; or (d) the conduct of the Business prior to the Closing Date (other than the Assumed Liabilities).

     9.3. BUYER'S INDEMNITY. Buyer shall indemnify, defend, protect and hold harmless Seller (and Seller's officers, directors, shareholders, employees and agents) from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("Seller's Damages"; and when used together with or in the alternative to Buyer's Damages, "Damages"), which arise out of: (a) the breach by Buyer of any representation or warranty made by Buyer pursuant to this Agreement or any of the Buyer Closing Documents; or (b) the non-performance, partial or total, of any covenant made by Buyer pursuant to this Agreement or any of the Buyer Closing Documents; or (c) the conduct of the Business after the Closing Date (other than the Excluded Liabilities and other than as to matters that constitute a breach of any of Seller's representations, warranties and covenants hereunder).

     9.4.        INDEMNITY PROCEDURES.

          9.4.1 In the event that at any time or from time to time after the Closing Date a person or entity entitled to indemnification pursuant to Section 9.2 or 9.3 (any such person or entity, an "Indemnitee") shall sustain a loss of any nature whatsoever against which such Indemnitee is to be indemnified under this Agreement, such Indemnitee shall notify the party required to provide such indemnification (such party, the "Indemnitor") in writing of any such loss so sustained, and Indemnitor shall within thirty
(30) days after transmittal of such notice pay to such Indemnitee the amount of such loss so sustained, subject to their right to contest any third-party claim which has not yet resulted in a loss, as hereinafter provided in Section 9.4.2.

          9.4.2 Promptly after receipt by an Indemnitee of written notice of a claim or the commencement of any proceeding against it, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under Section 9.2 or 9.3, give written notice to the Indemnitor of the commencement thereof, but the failure so to notify the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee, except to the extent the Indemnitor demonstrates that the defense of such action is or has been prejudiced thereby, and then only to the extent of such prejudice. In case any such proceeding shall be brought against an Indemnitee and it shall give notice to the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein and, to the extent that it shall wish (unless the Indemnitor is also a party to such proceeding and the Indemnitee determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel which is reasonably satisfactory to such Indemnitee and, after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, the Indemnitor shall not be liable to such Indemnitee under such Section for any fees of such counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such Indemnitee in connection with the defense thereof. If an Indemnitor assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's reasonable prior written consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person or entity and no effect on any other claims that may be made against the Indemnitee, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (b) the Indemnitor shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent (which shall not be unreasonably withheld). If notice is given to an Indemnitor of the commencement of any proceeding and it does not, within fifteen (15) business days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnitee. Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates, other than as a result of monetary damages, such Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise or settle such proceeding, but the Indemnitor shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its prior written consent (which shall not be unreasonably withheld).

          9.4.3 If any Indemnitor contests or challenges any claim or action asserted against an Indemnitee referred to in this Article, it shall do so at its own cost and expense, holding Indemnitee harmless from all costs, fees, expenses, debts, liabilities and charges in connection with such contest; shall diligently defend against any such claim; and shall hold Indemnitee's business and assets free and harmless from any attachment, execution, judgment, lien or other legal process.

     9.5.        OTHER REMEDIES.  Except with respect to claims described in
Section 6.14, the rights of indemnification set forth in this Article 9 shall be the exclusive remedy for monetary Damages under this Agreement.

     9.6         LIMITATION OF INDEMNIFICATION.

           9.6.1 No indemnification shall be owed by Buyer pursuant to this Agreement until Seller's reasonable estimate of Seller's Damages, calculated without any set-off of Buyer's Damages, exceeds $50,000 in the aggregate, at which point such indemnification shall be owed as follows: (1) no indemnification shall be owed with respect to the first $50,000 in Seller's Damages, (2) to the extent Seller's Damages are between $50,000 and $300,000, Buyer and Seller shall evenly divide the cost of such Damages, such that Buyer pays $0.50 for each dollar of Seller's Damages between $50,000 and $300,000 and (3) to the extent Seller's Damages exceed $300,000, Buyer shall pay all amounts up to the limits set forth in Section 9.6.3.

           9.6.2 No indemnification shall be owed by Seller pursuant to this Agreement until Buyer's reasonable estimate of Buyer's Damages, calculated without any set-off of Seller's Damages, exceeds $50,000 in the aggregate, at which point such indemnification shall be owed as follows: (1) no indemnification shall be owed with respect to the first $50,000 in Buyer's Damages, (2) to the extent Buyer's Damages are between $50,000 and $300,000, Buyer and Seller shall evenly divide the cost of such Damages, such that Seller pays $0.50 for each dollar of Buyer's Damages between $50,000 and $300,000 and (3) to the extent Buyer's Damages exceed $300,000, Seller shall pay all amounts up to the limits set forth in Section 9.6.3.

          9.6.3 Absent fraud, the maximum indemnification liability that may be incurred by Buyer or Seller under this Agreement for breach of their representations and warranties hereunder shall be $800,000. The foregoing limitation shall not apply in respect of (a) the breach of any covenant in Article 6 and 7, (b) Buyer's failure to perform the Assumed Liabilities, and (c) Seller's failure to perform or satisfy the Excluded Liabilities.

           9.6.4 At Seller's sole option, which shall be exercised no later than five days before Seller is required to satisfy its indemnification obligation, Seller may satisfy its indemnification obligations with cash or by agreeing to surrender a portion of the shares underlying the Warrant, or by a combination of cash and the surrender of a portion of the shares underlying the Warrant. If Seller chooses to satisfy its indemnification obligations through the surrender of shares of Buyer's common stock underlying the Warrant, for the purposes of satisfying obligations under this
Article 9 each surrendered share shall be valued by subtracting the "Exercise Price" (as defined in the Warrant) from the "Fair Market Value" of each such share (as defined in the Warrant).


                                     ARTICLE 10
                     NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     10.1. NONDISCLOSURE. Prior to the Closing, no information concerning Seller, the Assets or the Business that has been furnished to or obtained by Buyer under this Agreement or in connection with the transactions contemplated hereby shall be disclosed to any person other than in confidence to those employees, legal counsel, financial advisers and independent public accountants of Buyer whom Buyer reasonably determines have a need to know that information in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, Buyer shall continue to hold all such information in confidence, and all such information that is in writing or embodied on a diskette, tape or other tangible medium shall be returned promptly to Seller. The Seller recognizes and acknowledges that it has had in the past, currently has, and in the future may possibly have, access to certain Confidential Information (as defined below) related to the Business that is valuable, special and unique and which is part of the Assets sold pursuant to this Agreement. The Seller agrees that, unless this Agreement is terminated, it will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Buyer, unless (i) such information becomes available to or known by the public generally through no fault of Seller or its employees or agents, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Seller shall, if possible, give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure. Nothing herein shall be construed as prohibiting Buyer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     10.2. CONFIDENTIAL INFORMATION. "Confidential information" shall mean all trade secrets and other confidential and/or proprietary information of the Seller relating exclusively to the Business or the Assets, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

     10.3. NONDISCLOSURE COVENANTS: REMEDY FOR BREACH. The parties agree that, in the event of breach or threatened breach of the covenants in this Article 10, the damage or imminent damage to the value and the goodwill of Buyer or Seller, as the case may be, will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that a non-breaching party shall be entitled to injunctive relief in the event of any breach or threatened breach of any of such covenants by the other party, in addition to any other relief (including damages) available to the non-breaching party under this Agreement or under law.

                                    ARTICLE  11
                                    TERMINATION

      11.1. TERMINATION BY BUYER AND/OR SELLER. This Agreement may be terminated without further liability by either party at any time before the Closing Date:

                       (a)   by mutual consent of Buyer and Seller; or

                       (b) by either Buyer or Seller if the Closing has not occurred by January 31, 1999, provided that the terminating party has not prevented the Closing from occurring through breach of any of its representations, warranties or covenants.

     11.2. TERMINATION BY BUYER. Buyer, if not then in default hereunder, may terminate this Agreement at any time before the Closing Date upon notice to Seller of the occurrence of (a) a material breach of any of Seller's representations or warranties hereunder, or (b) a default in the observance or performance of any of Seller's covenants or agreements herein and such breach is not remedied within ten (10) days after the giving of written notice by Buyer to Seller.

     11.3. TERMINATION BY SELLER. Seller, if not then in default hereunder, may terminate this Agreement at any time before the Closing Date upon notice to Buyer of the occurrence of (a) a material breach of any of Buyer's representations or warranties hereunder, or (b) a default in the observance or performance of any of Buyer's covenants or agreements herein and such breach is not remedied within ten (10) days after the giving of written notice by Seller to Buyer.

     11.4. PROCEDURE: EFFECT OF TERMINATION. If either Buyer or Seller elects to terminate this Agreement pursuant to this Article 11, the terminating party shall promptly give written notice thereof to the other party. In the event of termination pursuant to this Article 11, the parties shall be released from all liabilities and obligations under this Agreement, other than for damages to the extent arising from a breach of this Agreement and the confidentiality obligations imposed by Article 10.

                                     ARTICLE 12
                                   MISCELLANEOUS

     12.1. CONTRACTS NOT ASSIGNED AT CLOSING. If the parties choose to consummate the transactions contemplated by this Agreement prior to receiving the necessary third party consents to assign certain of the Contracts or Intellectual Property licenses to Buyer, then (1) with respect to Contracts with customers of the Business, following the Closing and until such time as consents to assign such Contracts are received or such Contracts are terminated, Buyer will make available to Seller the products or services necessary to fulfill Seller's obligations under such Contracts in exchange for Seller providing to Buyer the financial benefits under such Contracts, and (2) with respect to third party licenses included within Seller's Intellectual Property, Seller will use commercially reasonable efforts, with the cooperation of Buyer, to obtain consents to assign such licenses by January 30, 1998 and will cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the opportunity to use the intellectual property provided under such licenses; provided, however, that with respect to clause (2) of this sentence, Seller shall not be required to incur licensing costs or pay any fees to any vendor in connection with the assignment of any such license or the establishment of any new license or other arrangement necessary to provide such Intellectual Property to Buyer. The parties acknowledge that Seller's efforts to continue to meet contractual obligations under the customer Contracts described in this Section shall not be a violation of the Non-Competition Agreement.

     12.2 ENTIRE AGREEMENT. This Agreement and the documents and agreements contemplated herein constitute the entire agreement between and among the parties with regard to the subject matter of this Agreement. This Agreement supersedes all previous agreements between or among the parties relating to the transactions contemplated by this Agreement, including that certain letter of intent dated November 12, 1998. There are now no agreements, representations, or warranties between or among the parties other than those set forth in the Agreement or the documents and agreements contemplated herein.

     12.3. AMENDMENT, WAIVERS AND CONSENTS. This Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the parties. Any party may waive compliance by any other party with any of the covenants or conditions of this Agreement, but no waiver shall be binding unless executed in writing by the party granting the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

      12.4. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Seller shall not assign its obligations hereunder.

      12.5. GOVERNING LAW. The rights and obligations of the parties shall be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of California, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

      12.6. ATTORNEYS' FEES. If any party brings any suit, action, counterclaim, or arbitration proceeding to enforce the provisions of this Agreement (including without limitation enforcement of any award or judgment obtained with respect to this Agreement), the prevailing party shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs.

     12.7. DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties relating to, or arising out of or in connection with, this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

          12.7.1 There shall be one arbitrator, who shall be selected under the normal procedures prescribed in the Rules.

          12.7.2 Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

          12.7.3 At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

          12.7.4 The arbitrator's decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

          12.7.5 No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages.

          12.7.6 Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator and the American Arbitration Association.

          12.7.7 The arbitrator shall not have the power to amend this Agreement.

      12.8. PAYMENT OF FEES AND EXPENSES. Except as otherwise set forth in this Agreement, each of Seller and Buyer shall each bear their own costs and expenses, including without limitation, attorneys' fees, incurred in connection with the negotiation and execution of this Agreement.

      12.9. RULES OF CONSTRUCTION. The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

      12.10. ADDITIONAL DOCUMENTS. Each of the parties agree, without further consideration, to execute and deliver such other documents and take such further action as may be reasonably required to effectuate the provisions of this Agreement.

      12.11. SEVERABILITY. If any provision of this Agreement, as applied to either party or to any circumstance, is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      12.12. EXHIBITS. All Exhibits and Schedules attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

      12.13. NOTICES. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective immediately if delivered by hand or, effective three
(3) business days after mailed, postage prepaid, by first class or certified or registered mail, return receipt requested, and addressed as follows:

                       To Buyer at:      Network Computing Devices, Inc.
                                         350 North Bernardo Avenue
                                         Mountain View, CA 94043
                                         Attn:  Chief Financial Officer

                       With a copy to:   Morrison & Foerster LLP
                                         755 Page Mill Road
                                         Palo Alto, CA 94304
                                         Attn:  David C. Wilson, Esq.

                       To Seller at:     Tektronix, Inc.
                                         PO Box 1000
                                         63-862 Wilsonville Industrial Park
                                         Wilsonville, OR  97070
                                         Attn:  Secretary

                       With a copy to:   Stoel Rives LLP
                                         900 SW Fifth Avenue, Suite 2600
                                         Portland, OR  97204
                                         Attn:  Henry H. Hewitt

A notice of change of address shall be effective only when done in accordance with this Section 12.13.

      12.14. RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

      12.15. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      12.16. KNOWLEDGE. As used in this Agreement, references to the best knowledge or knowledge of Seller shall include the best knowledge or knowledge, respectively, of Seller's officers and directors and employees of the Business after reasonable due diligence and inquiry.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date first written above.




SELLER                             BUYER

TEKTRONIX, INC.                    NETWORK COMPUTING DEVICES, INC.



By     /s/  James F. Dalton        By     /s/  Rudolph G. Morin
  -------------------------          --------------------------

Title                              Title   Executive Vice President,
     ----------------------                Operations & Finance,
                                           Chief Financial Officer
                                           -------------------------

            LIST OF SCHEDULES AND EXHIBITS

                  Exhibit A       Form of Warrant
                  Exhibit B       Form of Services Agreement
                  Exhibit C       Form of Non-Competition Agreement
                  Exhibit D       Form of Bill of Sale
                  Exhibit E       Form of Assignment and Assumption Agreement
                  Exhibit F       Registration Rights Agreement
                  Exhibit G       Form of Supply Agreement
                  Exhibit H       Form of License Agreement
                  Exhibit I       Form of Space Sharing Agreement
                  Exhibit J       Form of Offer Letter


                  Schedule 1.2.1  Equipment
                  Schedule 1.2.2  Inventory
                  Schedule 1.2.3  Contracts
                  Schedule 1.2.4  Pre-Paid Royalties
                  Schedule 1.2.5  Seller Intellectual Property
                  Schedule 1.4.1  Purchase and other Commitments
                  Schedule 1.4.2  Support Agreements
                  Schedule 1.4.3  Warranty Obligations
                  Schedule 4      Seller Disclosure Schedule
                  Schedule 6.11   Location of Sales and Support Offices
                  Schedule 6.12   Licensed Intellectual Property
                  Schedule 7.9    Leased Automobiles